UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): October 28, 2010
(October 22, 2010)
QUANTA SERVICES, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

1-13831 (Commission File No.)	74-2851603 (IRS Employer Identification No.)
1360 Post Oak Boulevard, Suite 2100
Houston, Texas 77056
(Address of principal executive offices, including ZIP code)
(713) 629-7600
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 3.02 Unregistered Sales of Equity Securities
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 7.01 Regulation FD Disclosure
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURE
Exhibit Index
EX-2.1
EX-3.1
EX-10.1
EX-99.1

Item 1.01 Entry into a Material Definitive Agreement.
Valard Construction Share Purchase Agreement
     On October 22, 2010, Quanta Services, Inc., a Delaware corporation (“Quanta”), entered into a Share Purchase Agreement (the “Purchase Agreement”), with Quanta Services EC Canada Ltd., a British Columbia company and wholly owned subsidiary of Quanta (“Exchangeco”), Quanta Services CC Canada Ltd., a British Columbia company and wholly owned subsidiary of Quanta (“Callco”), and Valard Holdings Ltd., Victor Budzinski, Adam Budzinski, Paul McGinnis and Philip Seeley (collectively, the “Shareholders”), and 1428802 Alberta Ltd. and Budzinski Family Trust, as covenantors, to acquire through Exchangeco all of the issued and outstanding shares in the capital of Valard Construction (2008) Ltd., Valard Construction Ltd. and Sharp’s Construction Services 2006 Ltd. (collectively, the “Valard Targets”) in exchange for an aggregate purchase price of CAD$225,000,000 less an amount equal to the Valard Targets’ consolidated outstanding indebtedness at closing as adjusted (the “Purchase Price”). The acquisition of the Valard Targets was completed on October 25, 2010 as described under Item 8.01 of this report.
     Under the terms of the Purchase Agreement, the Purchase Price is to be paid as follows: (i) 57.33% of the Purchase Price (the “Cash Consideration”) paid as cash and (ii) 42.67% of the Purchase Price (the “Stock Consideration”) paid through the issuance of a combination of (1) shares of common stock of Quanta (the “Quanta Shares”) and (2) (a) Class A non-voting exchangeable common shares in the capital of Exchangeco (the “Exchangeable Shares”), which are exchangeable on a one-to-one basis into shares of Quanta common stock, and (b) one share of Series F Preferred Stock of Quanta with voting rights equivalent to Quanta common stock equal to the number of Exchangeable Shares outstanding at any time (the “Special Voting Share”). The issuance of Exchangeable Shares is intended to minimize certain adverse Canadian tax consequences for certain of the Shareholders.
     The number of Quanta Shares and Exchangeable Shares included in the Stock Consideration is determined using a fixed price of $19.5275 per share of Quanta common stock, converted to Canadian dollars using an agreed exchange rate of 1.0263 Canadian dollars for each U.S. dollar. The Exchangeable Shares are not transferable without Quanta’s consent, and the Quanta Shares, the Exchangeable Shares and any shares of Quanta common stock issued upon the exchange of the Exchangeable Shares are subject to a contractual lock-up of one year from the date of closing for 100% of all such shares and two years from the date of closing for 50% of all such shares. The Quanta Shares, the Exchangeable Shares and the shares of Quanta common stock issuable upon exchange of the Exchangeable Shares will not be registered for resale and, therefore, will be subject to the rights and restrictions of Rule 144 under the Securities Act of 1933, as amended.
     The Exchangeable Shares issued by Exchangeco have no rights with respect to Exchangeco, other than the right to exchange into shares of Quanta common stock. This right requires Exchangeco to redeem Exchangeable Shares upon the request of the holder for a redemption price equal to one share of Quanta common stock for each Exchangeable Share redeemed, plus any unpaid dividends. The Shareholders receiving the Exchangeable Shares will be issued the Special Voting Share allowing them to vote on an equal basis with common stockholders at Quanta’s stockholder meetings in an amount equal to the number of Exchangeable Shares held by each of those Shareholders.
     The parties made customary representations, warranties and covenants in the Purchase Agreement, including, but not limited to, (i) the agreement of the Shareholders, subject to certain exceptions, to not engage in, own or render services to any business engaged in any services provided by the Valard Targets currently or at any time over the past three years for a period of five years after closing and (ii) indemnification of Quanta for certain breaches of representations and covenants, as well as other pre-closing matters.
     The representations and warranties that the parties made to each other in the Purchase Agreement are as of specific dates. Except for its status as a contractual document that establishes and governs the legal relations among the parties to the Purchase Agreement, the Purchase Agreement is not intended to be a source of factual, business or operational information about any of the parties thereto. The representations and warranties contained in the Purchase Agreement were made only for purposes of such Purchase Agreement, are solely for the benefit of the parties to such Purchase Agreement, and may be subject to limitations agreed between those parties, including being qualified by disclosures between those parties.
     The representations and warranties in the Purchase Agreement may have been made to allocate risks among the parties thereto, including where the parties do not have complete knowledge of all facts, instead of establishing matters as facts. Furthermore, those representations and warranties may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, investors and securityholders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in Quanta’s public disclosures.
     Quanta has filed the Purchase Agreement as Exhibit 2.1 to this current report on Form 8-K, which is incorporated herein by reference. The description of the Purchase Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the provisions of the Purchase Agreement. The Purchase Agreement is filed to provide investors with information regarding the respective terms of the agreement and is not intended to provide any other factual information about Quanta or the Valard Targets.
Arrangements Relating to the Exchangeable Shares
     As a condition of the closing of the acquisition of the Valard Targets, Quanta entered into the Support Agreement (the “Support Agreement”) on October 25, 2010 with the holders of the Exchangeable Shares, Exchangeco and Callco. Pursuant to the terms of the Support Agreement, the holders of the Exchangeable Shares must be provided economic benefits to the same extent as holders of Quanta common stock in the event of any dividend or other distribution, change or adjustment relating to Quanta common stock (such as a stock split, stock dividend, reclassification or reorganization). Additionally, the Support Agreement contains certain covenants of Quanta while the Exchangeable Shares are outstanding, including: (i) not to declare or pay any dividends on its common stock unless Exchangeco simultaneously declares an equivalent dividend for the Exchangeable Shares, (ii) advising Exchangeco in advance of any dividend declaration by Quanta, (iii) taking all actions reasonably necessary to enable Exchangeco to pay and otherwise perform its obligations with respect to the issued and outstanding Exchangeable Shares, (iv) providing the holders of Exchangeable Shares with voting rights equivalent to the holders of Quanta common stock through the issuance of the share of Series F Preferred Stock, and (v) reserving for issuance and keeping available from its authorized common stock such number of shares as may be equal to: (a) the number of Exchangeable Shares issued and outstanding from time to time; and (b) the number of Exchangeable Shares issuable upon the exercise of all rights, if any, to acquire Exchangeable Shares from time to time.
     Quanta has filed the Support Agreement as Exhibit 10.1 to this current report on Form 8-K, which is incorporated herein by reference. The description of the Support Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the provisions of the Support Agreement. The Support Agreement is filed to provide investors with information regarding the respective terms of the agreement and is not intended to provide any other factual information about Quanta or the Valard Targets.
Item 3.02 Unregistered Sales of Equity Securities.
     See Item 8.01 of this report, which is incorporated herein by reference.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On October 14, 2010 and in connection with the acquisition contemplated by the Purchase Agreement, the Board of Directors of Quanta approved an amendment to its Restated Certificate of Incorporation by authorizing the filing of a Certificate of Designation of the Series F Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Delaware. The Certificate of Designation, which was filed on October 25, 2010, designates a new series of preferred stock providing voting rights to holders of Exchangeable Shares equivalent to the voting rights of Quanta’s common stockholders. The above description of the rights of the Series F Preferred Stock is qualified in its entirety by reference to the Certificate of Designation, which is filed as Exhibit 3.1 to this report and incorporated herein by reference.
Item 7.01 Regulation FD Disclosure.
     On October 25, 2010, Quanta issued a press release announcing its entry into a definitive agreement to acquire Valard Construction (2008) Ltd., Valard Construction Ltd. and Sharp’s Construction Services 2006 Ltd. A copy of the press release is furnished with this report as Exhibit 99.1.
     The information furnished in this report under the heading “Item 7.01 Regulation FD Disclosure” (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 8.01 Other Events.
     On October 25, 2010, Quanta completed the acquisition of the Valard Targets as contemplated by the Purchase Agreement for an aggregate purchase price of approximately US$219 million less the Valard Targets’ consolidated outstanding indebtedness at closing as adjusted. Pursuant to the Purchase Agreement, Quanta (i) paid to or for the benefit of the Shareholders an aggregate of approximately US$118.9 million in cash and (ii) issued to certain Shareholders 623,720 Quanta Shares, (iii) caused Exchangeco to issue to certain Shareholders 3,909,110 Exchangeable Shares and (iv) issued to a voting trust on behalf of the holders of the Exchangeable Shares the Special Voting Share. See Items 1.01 and 5.03 for a description of the Exchangeable Shares, the Special Voting Share and the acquisition contemplated by the Purchase Agreement.
     Quanta relied on Regulation S of the Securities Act of 1933, as amended (the “Securities Act”), as the basis for exemption from registration of these securities. For all issuances, the purchasers were not a “U.S. Person” as defined in Rule 902 of Regulation S. Moreover, all issuances were pursuant to privately negotiated transactions and not pursuant to public solicitations.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Exhibit
2.1	Share Purchase Agreement dated as of October 22, 2010, by and among Quanta Services, Inc., Quanta Services EC Canada Ltd., Quanta Services CC Canada Ltd., the stockholders of Valard Construction (2008) Ltd., Valard Construction Ltd. and Sharp’s Construction Services 2006 Ltd., and the covenantors named therein (the schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K).

3.1	Certificate of Designation of Series F Preferred Stock

10.1	Support Agreement dated as of October 25, 2010, by and among Quanta Services, Inc., Quanta Services EC Canada Ltd., Quanta Services CC Canada Ltd., and certain stockholders of Valard Construction (2008) Ltd., Valard Construction Ltd. and Sharp’s Construction Services 2006 Ltd.

99.1	Press Release of Quanta Services, Inc. dated October 25, 2010.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 28, 2010

QUANTA SERVICES, INC.
By:	/s/ TANA L. POOL
	Name:	Tana L. Pool
	Title:	Vice President and General Counsel

Exhibit Index

Exhibit No.	Exhibit
2.1	Share Purchase Agreement dated as of October 22, 2010, by and among Quanta Services, Inc., Quanta Services EC Canada Ltd., Quanta Services CC Canada Ltd., the stockholders of Valard Construction (2008) Ltd., Valard Construction Ltd. and Sharp’s Construction Services 2006 Ltd., and the covenantors named therein (the schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K).

3.1	Certificate of Designation of Series F Preferred Stock

10.1	Support Agreement dated as of October 25, 2010, by and among Quanta Services, Inc., Quanta Services EC Canada Ltd., Quanta Services CC Canada Ltd., and certain stockholders of Valard Construction (2008) Ltd., Valard Construction Ltd. and Sharp’s Construction Services 2006 Ltd.

99.1	Press Release of Quanta Services, Inc. dated October 25, 2010.